Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-177659) and on Form S-8 (Nos. 333-180323, 333-165839, and 333-154416) of our report dated March 17, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting of AerCap Holdings N.V., which appears in this Form 20-F.

/s/ P.C. Dams RA
PricewaterhouseCoopers Accountants N.V.
Amsterdam, the Netherlands
March 17, 2014